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                                                    EXHIBIT 4.2


               PHARMAKINETICS LABORATORIES, INC.

          1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                    STOCK OPTION AGREEMENT
                             FOR

                 ----------------------------
                      (Name of Recipient)


     We are pleased to advise you that PharmaKinetics Laboratories, Inc. (the "Company") hereby grants to you, subject to your acceptance which shall be indicated by your execution of this Agreement below, an option to purchase, pursuant to the Company's 1996 Non-Employee Directors Stock Option Plan (the "Plan"), ______ shares of the Company's Common Stock, $.005 par value each (the "Shares"), at $____ per share. The Effective Date of the Grant of the option provided hereby shall for all purposes be _________, ____. Options granted under the Plan are intended to be granted to directors of the Corporation who are not officers or other salaried employees of the Corporation or any subsidiary corporation thereof within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") (the "Non-Employee Directors" or "Optionee").

     The stock option is subject in all respects to the applicable provisions of the Plan, a complete copy of which has been furnished to you and receipt of which you acknowledge by acceptance of this option. Such provisions are incorporated herein by reference and made a part hereof.

     In addition to the terms, conditions and restrictions set forth in the Plan, all terms, conditions and restrictions set forth in this Agreement, including the following, are applicable to the option grant as evidenced hereby:

     (1) In the event that, at the time of issuance of the Shares to you pursuant to exercise of the option provided by this Agreement there shall not be in effect a current registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such issuance, you shall, prior to issuance of the Shares to you, (a) represent to the Company, in form satisfactory to counsel for the Company, that you are acquiring the Shares for your own account and not with a view to the resale or distribution thereof, and (b)

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          agree that none of the Shares issued to you pursuant to
          exercise of the option provided hereby may be sold, transferred or otherwise disposed of unless: (i) a registration statement under the Act shall be effective at the time of disposition with respect to the Shares sold, transferred or otherwise disposed of; (ii) the Company shall have received an opinion of counsel or other information and representations, satisfactory to it to the effect that registration under the Act is not required by reason of Rule 144 under the Act or otherwise; or (iii) a "no-action" letter shall have been received from the staff of the Securities and Exchange Commission to the effect that such sale, transfer or other disposition may be made without registration.

     (2) This option shall be exercisable in four installments of _______ thousand (__,___) shares over each of the next four (4) years as follows:

          (i) The first installment of _______ thousand (__,___) shares shall vest on the Effective Date of the Grant (___________, ____).

         (ii)  Thereafter, on the date of each of the next three
               (3) annual meetings of stockholders at which elections to the Board are conducted (each, an "Annual Meeting"), an installment of _______ thousand (__,___) shares shall vest if you are reelected to the Board.

        (iii) To the extent not exercised, installments shall accumulate and be exercisable by you, in whole or in part, in any subsequent period but not after the expiration of ten (10) years from the Effective Date of the Grant of the option. The option will expire at the close of business on __________, ____.

     (3) Subject to the terms and conditions set forth in this Agreement and in the Plan, the stock option shall be exercised by written notice to the Company at 302 West Fayette Street, Baltimore, Maryland 21201, to the attention of the Board as described in the attached Plan.




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     (4)  Any notice to be given to the Company shall be in
          writing and either hand delivered or mailed to the attention of the Board. If mailed it shall be addressed to the Secretary of the Company at 302 West Fayette Street, Baltimore, Maryland 21201. Any notice given to you shall be addressed to you at your address as reflected in the personnel records of the Company. Either party hereto may hereafter designate a new notice address by like notice to the other. Notice shall be deemed to have been duly delivered when hand delivered or, if mailed, on the day such notice is postmarked.

     (5) This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.



                        PHARMAKINETICS LABORATORIES, INC.


                        By: ____________________________(Seal)


In order to indicate your acceptance of the stock option granted by this Agreement, subject to the restrictions and upon the terms and conditions set forth above and in the Plan, please execute and immediately return to the Secretary of the Company the enclosed duplicate original of this Agreement.


ACCEPTED AND AGREED TO:


________________________(Seal)
Signature


________________________
Date








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